Exhibit 15.1

June 15, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated April 29, 2015 on our review of interim financial information of MasterCard Incorporated and its subsidiaries (the “Company”) as of March 31, 2015 and for the three month periods ended March 31, 2015 and 2014 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2015 is incorporated by reference in the Company’s Registration Statement on Form S-3 dated June 15, 2015.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

New York, New York